Exhibit 99.1

Altimmune Announces $4.9 million Registered Direct Offering of Common Stock

GAITHERSBURG, MD, September 24, 2018 — Altimmune, Inc. (Nasdaq: ALT), a clinical-stage immunotherapeutics company, today announced it has entered into purchase agreements with several institutional investors for the purchase in a registered direct offering of 286,633 shares of its common stock at a public offering price of $17.02 per share, for expected gross proceeds of approximately $4.9 million before placement agent fees and other offering expenses payable by Altimmune. The offering is expected to close on or about September 26, 2018, subject to customary closing conditions.

Altimmune intends to use the net proceeds from this offering for the continued advancement of development activities for our clinical-stage product pipeline, general corporate purposes, and strategic growth opportunities.

Roth Capital Partners acted as sole placement agent for the offering.

The securities described above are being offered by Altimmune pursuant to a registration statement on Form S-3 (File No. 333-217034) that was declared effective by the Securities and Exchange Commission (SEC) on April 6, 2017. A final prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, by contacting Roth Capital Partners, LLC, Attention: Equity Capital Markets, 888 San Clemente Drive, Suite 400, Newport Beach, California 92660, by telephone at (800) 678-9147 or e-mail at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Altimmune

Altimmune is a clinical-stage immunotherapeutics company focused on the development of products to stimulate robust and durable immune responses for the prevention and treatment of infectious disease. NasoVAX our influenza vaccine candidate has unique characteristics, stimulating multiple arms of the immune system that offer the potential to stop infection and the spread of flu, while being easier to administer through an intranasal spray. NasoShield is a next-generation anthrax vaccine candidate that is intended to improve protection and safety while having favorable dosage and storage requirements compared to other anthrax vaccines.

Forward-Looking Statement

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any product or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Altimmune, Inc. (the “Company”) may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: the terms of the Company’s Series B preferred stock offering and related warrants; our lack of financial resources and access to capital; realizing the benefits of the merger between Altimmune, Inc. and PharmAthene, Inc.; our ability to utilize the benefits of our tax assets and the results of a tax examination initiated by the IRS; clinical trials and the commercialization of proposed product candidates (such as marketing, regulatory, product liability, supply, competition, dependence on third parties and other risks); the regulatory approval process; dependence on intellectual property; the Company’s BARDA contract and other government programs, reimbursement and regulation. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, which are available at www.sec.gov.

Contacts

Bill Enright President and CEO Phone: 240-654-1450 Email: enright@altimmune.com	Ashley R. Robinson Managing Director LifeSci Advisors Phone: 617-535-7742 Email: arr@lifesciadvisors.com